Exhibit 23.2

October 28, 2005

Board of Directors
On The Go Healthcare, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the audit report of On The Go Healthcare, Inc. as of July 31, 2003 in the Registration Statement filed on Form 10-KSB contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

/s/Rosenberg Smith & Partners
-----------------------------
Rosenberg Smith & Partners
Chartered Accountants
Concord, Ontario

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